UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

October 29, 2008

Date of Report (Date of earliest event reported)

SANMINA-SCI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21272	77-0228183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 North First Street

San Jose, California 95134

(Address of principal executive offices)

(408) 964-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 29, 2008, Sanmina-SCI Corporation (the “Company”) announced that Hari Pillai, previously President, Global EMS Operations of the Company, had been promoted to serve as President and Chief Operating Officer of the Company, effective October 29, 2008. Mr. Pillai joined the Company in 1994 and has served in manufacturing management positions since that time. Mr. Pillai held the role of President, Global EMS Operations since October 2004.

Also on October 29, 2008, the Company announced that Joseph R. Bronson had resigned from his position as President and Chief Operating Officer, also effective October 29, 2008. Mr. Bronson’s change in position was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Bronson will continue as an employee of the Company as advisor to the Chief Executive Officer.

The press release announcing these matters is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)   Exhibits.

Exhibit No	Description

Exhibit 99.1	Press Release issued by Sanmina-SCI Corporation on October 29, 2008 concerning change in officers

SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA-SCI CORPORATION

	By:	/s/ Jure Sola
Jure Sola
Chief Executive Officer

Date: November 4, 2008

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release issued by Sanmina-SCI Corporation on October 29, 2008 concerning change in officers